                                                                      EXHIBIT 2


                           RECAPITALIZATION AGREEMENT


         THIS RECAPITALIZATION AGREEMENT (this "Agreement") is being entered into as of this 6th day of September, 2001 by and among EOTT Energy Partners, L.P., a Delaware limited partnership ("EOTT"), EOTT Energy Corp., a Delaware corporation and general partner of EOTT (the "General Partner"), Enron Corp., an Oregon corporation ("Enron"), and Koch Petroleum Group, L.P., a Delaware limited partnership ("Koch"). Any capitalized term used in this Agreement and not defined will have the meaning assigned to it in the Amended and Restated Agreement of Limited Partnership of EOTT (as amended to date, the "Partnership Agreement").

         WHEREAS, Koch is the owner of 2,000,000 Subordinated Units (the "Koch Interest"), the General Partner is the owner of 7,000,000 Subordinated Units (the "EOTT Energy Corp. Interest"), and Enron is the owner of $9,318,213 of APIs (the "Enron Interest"), and each of them desires that its interest be converted into other securities issued by EOTT;

         WHEREAS, the parties hereto intend that the securities to be issued in exchange for the Koch Interest, the EOTT Energy Corp. Interest and the Enron Interest will be exempt pursuant to Section 3(a)(9) under the Securities Act; and

         WHEREAS, Enron desires to grant to EOTT an option to purchase 1,100,000 Common Units;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                   ARTICLE I.
           CONVERSION OF UNITS AND APIs AND ISSUANCE OF BACKUP OPTION

         1.1 Conversion of Units and APIs. The General Partner hereby consents to, and agrees to propose to the holders of Outstanding Units, an amendment to the Partnership Agreement in the form attached as Exhibit A to this Agreement (the "Amendment") that, upon receipt of Unitholder Approval (as defined herein) and satisfaction or waiver of the conditions set forth in Article III, will result in the conversion of:

         (a) the Koch Interest into 900,000 Common Units and an option (the "Option") to purchase 1,100,000 Common Units, at an exercise price of $21.10 per Common Unit, which Option shall be evidenced by, and the terms and conditions of which shall be governed by, an Option Agreement (the "Option Agreement") in the form attached as Annex I to Exhibit A to this Agreement;


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         (b) the EOTT Energy Corp. Interest into 3,150,000 Common Units; and

         (c) the Enron Interest into 219,815 Common Units.

Upon satisfaction or waiver of the conditions set forth in Article III, the parties will conduct a closing (the "Closing"). At the Closing, which the parties agree will occur promptly upon satisfaction of the conditions set forth in Section 3.1, (i) the General Partner will execute the Amendment, (ii) EOTT will issue in the name of each of Koch, the General Partner and Enron (or such designees as any of them may designate as permitted by this Agreement) certificates representing the number of Common Units to which each of them is entitled on conversion of their interests and will execute and deliver to Koch the Option Agreement to evidence the Option and (iii) Enron will execute and deliver to EOTT the Backup Option (as defined below). The date on which the Closing occurs is referred to herein as the "Closing Date."

         1.2 Backup Option. Enron agrees that, on the Closing Date, Enron will grant to EOTT an option (the "Backup Option") to purchase 1,100,000 Common Units, at an exercise price of $21.10 per Common Unit, which Option shall be evidenced by, and the terms and conditions of which shall be governed by, an Option Agreement in the form attached as Exhibit B to this Agreement.



                                  ARTICLE II.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.1 Representations, Warranties and Covenants of EOTT and the General Partner. EOTT and the General Partner hereby represent and warrant to and covenant with the other parties to this Agreement that:

                  (a) each of them is duly organized, validly existing and in good standing under the laws of the State of Delaware with partnership or corporate power and authority to enter into this Agreement, to perform its respective obligations hereunder and to conduct its business as conducted and proposed to be conducted; each of EOTT Energy Finance Corp., EOTT Energy General Partner, L.L.C., EOTT Energy Operating Limited Partnership, EOTT Energy Pipeline Limited Partnership, EOTT Energy Canada Limited Partnership and EOTT Energy Liquids, L.P. (collectively, the "Subsidiaries") is duly organized, validly existing and in good standing under the laws of the State of Delaware with partnership, corporate or limited liability company power and authority to conduct its business as conducted and proposed to be conducted; the Subsidiaries are the only subsidiaries of EOTT;

                  (b) the execution and delivery of this Agreement by each of EOTT and the General Partner and the performance by each of them of the transactions contemplated hereby have been duly and validly approved and authorized by all necessary partnership or corporate action on the part of EOTT and the General Partner, and this Agreement is the legal, valid and binding obligation of each of EOTT and the General Partner, enforceable against each of them in accordance with its terms, subject,


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as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application affecting creditor's rights generally;

                  (c) provided that Unitholder Approval is obtained, neither the execution or the delivery of this Agreement by EOTT or the General Partner nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach, default or violation of the partnership agreement or the organizational documents of EOTT, of the General Partner or of any Subsidiary,
(ii) conflict with or result in a breach, default or violation of any legal requirement, including the requirements of the New York Stock Exchange (the "NYSE"), or any agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which EOTT, the General Partner or any Subsidiary is a party or to which any of them is subject, (iii) except for filings required by the Commission, require EOTT, the General Partner or any Subsidiary to obtain or make any waiver, consent, action, approval, clearance or authorization of, or registration, declaration or filing with, any governmental entity, or (iv) require EOTT, the General Partner or any Subsidiary to obtain the consent of or give notice to any private nongovernmental third party not already obtained or given, except for notices that may be required following receipt of Unitholder Approval;

                  (d) EOTT has received a fairness opinion meeting the requirements of Section 5.10 of the First Supplemental Indenture, dated as of October 1, 1999, among EOTT, EOTT Energy Finance Corp., EOTT Energy Operating Limited Partnership, EOTT Energy Pipeline Limited Partnership, EOTT Energy Canada Limited Partnership and The Bank of New York;

                  (e) the vote of holders of Common Units or Subordinated Units required to approve the Amendment is the affirmative vote of the holders of at least two-thirds of the Outstanding Common Units and the holders of at least two-thirds of the Outstanding Subordinated Units, voting as separate classes ("Unitholder Approval"); except for actions specified by this Agreement, no other action on the part of the General Partner, EOTT or any of the Subsidiaries is necessary to authorize and effect the transactions contemplated by this Agreement;

                  (f) neither EOTT nor any of its Affiliates has knowingly withheld material factual information from, or knowingly provided materially false or misleading factual information to, the other parties hereto regarding the transactions contemplated by this Agreement or the future plans of EOTT;

                  (g) the 900,000 Common Units to be issued to Koch, the 3,150,000 Common Units to be issued to the General Partner and the 219,815 Common Units to be issued to Enron pursuant to the Amendment will be, upon effectiveness of the Amendment, validly issued, fully paid (except as provided in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act) and non-assessable Common Units; the Option will, upon effectiveness of the Amendment, be a validly issued and binding obligation of EOTT; and all Common Units to be issued to Koch upon exercise of the Option will be, upon exercise thereof and payment of the consideration provided for


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therein, validly issued, fully paid (except as provided in Section 17-607 of the
Delaware Revised Uniform Limited Partnership Act) and non-assessable Common
Units;

                  (h) EOTT will, as soon as practicable following the execution of this Agreement, prepare and file with the Commission a proxy statement and other proxy material (collectively, with any amendments thereto and any documents incorporated by reference therein, the "Proxy Statement"), in compliance in all material respects with the requirements of the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), relating to a special meeting of Limited Partners (the "Special Meeting," which term shall include any adjournments thereof) to be held pursuant to Section 15.4 of the Partnership Agreement for the purpose of voting on the Amendment, and such matter shall be the only matter that the Limited Partners will be requested to vote upon at the Special Meeting, other than procedural matters; upon satisfaction of applicable Commission requirements, EOTT will mail to Record Holders a Notice of Special Meeting and will hold the Special Meeting as soon as practicable thereafter to vote upon the Amendment; the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the consolidated financial statements of EOTT to be incorporated by reference into the Proxy Statement, including any amendments thereto, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto;

                  (i) when the Special Meeting is first convened, the General Partner will vote all Units held by it in favor of the Amendment; upon obtaining Unitholder Approval and satisfaction or waiver of the other conditions to Closing, the Amendment will be duly authorized and effective as an amendment to the Partnership Agreement, effective on and as of the date Unitholder Approval is obtained; the General Partner will recommend that Unitholders vote in favor of the Amendment and will not change such recommendation unless in its good faith judgment it is required by its fiduciary duty to do so; and the General Partner will take no action to postpone or adjourn, or that would have the effect of postponing or adjourning, the Special Meeting, except for the purpose of soliciting additional proxies in order to obtain Unitholder Approval with respect to the Common Units held by holders other than Enron;

                  (j) EOTT has filed with the Commission and the NYSE all periodic reports and all material schedules, forms, statements and other documents required by the Exchange Act or the rules of the NYSE to be filed by EOTT since March 25, 1994 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Public Documents"); as of their respective dates, except to the extent revised or superseded by a subsequent filing with the Commission or the NYSE, the Public Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NYSE, as the case may be, and none of the Public Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were


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made, not misleading; the consolidated financial statements of EOTT included in all Public Documents, including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto;

                  (k) EOTT has furnished to Koch and Enron a true, correct and complete copy of the certificate of limited partnership of EOTT and the Partnership Agreement, together with all amendments thereto (collectively, the "EOTT Organizational Documents"), and the EOTT Organizational Documents are in full force and effect as of the date hereof and constitute all of the organizational and governing documents for EOTT; there are no proceedings or actions pending or contemplated to dissolve EOTT;

                  (l) as of date hereof, the total number of issued and outstanding equity interests of EOTT consist of a 1.98% general partner interest and limited partner interests consisting of 18,476,011 Common Units, 9,000,000 Subordinated Units and $9,318,213 of APIs; except as contemplated by the Partnership Agreement, EOTT's other organizational documents and this Agreement, and except for options granted under EOTT's 1994 Unit Option Plan, there are no outstanding rights, subscriptions, calls, options, warrants, preemptive rights, conversion rights or agreements granted or issued by or binding upon EOTT for the purchase or acquisition (contingent or otherwise) from EOTT of any Units (as defined in the Partnership Agreement) or any other equity securities (other than
APIs), and except as contemplated by this Agreement EOTT is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Units or any security convertible into or exchangeable for any Units or other interests in EOTT (other than the obligation to redeem APIs); to the knowledge of EOTT and except as set forth in this Agreement, there is no voting trust, agreement or arrangement among any of the beneficial holders of Units affecting the exercise of the voting rights of such Units or that in any way affects any Limited Partner's ability or right to freely alienate or vote such Units;

                  (m) except as disclosed in the Public Documents or as contemplated by this Agreement, since June 30, 2001, (i) neither EOTT nor any Subsidiary has entered into any material transaction that was not entered into in the ordinary course of its business, (ii) there has been no material adverse change in the financial condition or performance of EOTT and the Subsidiaries taken as a whole, (iii) there has been no damage to, destruction of or loss of any of the properties or assets of EOTT or any Subsidiary (whether or not covered by insurance) materially adversely affecting the financial condition or performance of EOTT and the Subsidiaries taken as a whole, (iv) neither EOTT nor any Subsidiary has declared or paid any distributions other than in accordance with its organizational documents, (v) there has been no labor dispute that has had a material adverse effect on the ability of EOTT and the Subsidiaries to conduct their businesses, (vi) there has been no change in the contingent obligations of EOTT or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise that has had a material adverse effect on the financial condition of EOTT and the Subsidiaries taken as a whole and (vii) no event has occurred that might reasonably be expected to have a material adverse effect on the financial condition or performance of EOTT and the


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Subsidiaries taken as a whole or the ability of EOTT and the Subsidiaries to conduct their businesses as they are currently being conducted;

                  (n) there are no civil, criminal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the General Partner, threatened, against EOTT or any of its Affiliates that seek to restrain or enjoin the transactions contemplated by this Agreement;

                  (o) prior to the receipt of Unitholder Approval, EOTT will cause the Common Units to be issued pursuant to this Agreement, including the Common Units to be issued on exercise of the Option, to be listed for trading on the NYSE, subject to official notice of issuance; and

                  (p) no Person other than other parties to this Agreement has solicited the General Partner to accept the exchange of the EOTT Energy Corp. Interest for other securities of EOTT as provided in this Agreement, and no remuneration has been or will be paid or given directly or indirectly for soliciting the exchange contemplated by this Agreement.

         2.2 Representations, Warranties and Covenants of Enron. Enron hereby represents and warrants to and covenants with the other parties to this Agreement that:

                  (a) it is duly organized, valid existing and in good standing as a corporation under the state laws of the State of Oregon with corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

                  (b) the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly and validly approved and authorized by all necessary corporate action on the part of Enron, and this Agreement constitutes the legal, valid and binding obligation of Enron, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application affecting creditor's rights generally;

                  (c) the execution and delivery of the Backup Option and the performance by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Enron, and, when executed by Enron, the Backup Option will constitute the legal, valid and binding obligation of Enron, enforceable against Enron in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application affecting creditor's rights generally; the Common Units to be delivered by Enron upon exercise of the Backup Option (and payment of the exercise price thereof) are validly issued, fully paid (except as provided in Section 17-607 of the Delaware Revised Uniform Limited Partnership
Act) and non-assessable Common Units and will be delivered free and clear of any liens, claims or encumbrances;

                  (d) neither the execution or the delivery of this Agreement or the Backup Option by Enron nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in a breach, default or violation of the


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organizational documents of Enron, (ii) conflict with or result in a breach, default or violation of any legal requirement or any agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which Enron is a party or to which it is subject, (iii) except for filings required by the Commission, require Enron to obtain or make any waiver, consent, action, approval, clearance or authorization of, or registration, declaration or filing with, any governmental entity, or (iv) require Enron to obtain the consent of or give notice to any private nongovernmental third party not already obtained or given, except for notices that may be required following receipt of Unitholder Approval;

                  (e) it has received and carefully reviewed the provisions of the Partnership Agreement and the Public Documents and has had adequate opportunity to ask questions of and receive answers from the officers and directors of the General Partner concerning the business, financial condition, properties, operations and prospects of EOTT, and all such questions have been answered to its full satisfaction; it is acquiring the Common Units for its own account and not with a present view to or in connection with the distribution thereof in violation of the Securities Act; it understands that the Common Units to be issued to it will, upon issuance thereof by EOTT, be subject to the terms, conditions and restrictions of the Partnership Agreement and may not be sold or transferred in violation of applicable federal or state securities laws;

                  (f) when the Special Meeting is first convened, it will vote all Units held by it in favor of the Amendment; and it will take no action to postpone or adjourn the Special Meeting, except for the purpose of permitting the General Partner to solicit additional proxies in order to obtain Unitholder Approval with respect to the Common Units held by holders other than Enron;

                  (g) Enron hereby gives its prior written consent to the Amendment, as required by Section 11.11 of the Amended and Restated Credit Agreement, dated as of December 1, 1998, between EOTT Energy Operating Limited Partnership, as borrower, and Enron, as lender; and

                  (h) no Person other than other parties to this Agreement has solicited Enron to accept the exchange of the Enron Interest for other securities of EOTT as provided in this Agreement.

         2.3 Representations, Warranties and Covenants of Koch. Koch hereby represents and warrants to and covenants with the other parties to this Agreement that:

                  (a) it is duly organized, validly existing and in good standing as a limited partnership under the State of Delaware, with partnership power and authority to enter into this Agreement and to perform its obligations hereunder;

                  (b) the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly and validly approved and authorized by all necessary partnership action on the part of Koch, and this Agreement is the legal, valid and binding agreement of Koch, enforceable against it in accordance with


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its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application affecting creditor's rights generally;

                  (c) neither the execution or the delivery of this Agreement by Koch nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach, default or violation of the partnership agreement of Koch, (ii) conflict with or result in a breach, default or violation of any legal requirement or any agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which Koch is a party or to which it is subject, (iii) except for filings required by the Commission, require Koch to obtain or make any waiver, consent, action, approval, clearance or authorization of, or registration, declaration or filing with, any governmental entity, or (iv) require Koch to obtain the consent of or give notice to any private nongovernmental third party not already obtained or given;

                  (d) at the Special Meeting it will vote all Units held by it in favor of the Amendment;

                  (e) it has carefully reviewed the provisions of the Partnership Agreement and the Public Documents and has had adequate opportunity to ask questions of and receive answers from the officers and directors of the General Partner concerning the business, financial condition, properties, operations and prospects of EOTT, and all such questions have been answered to its full satisfaction; it is acquiring the Common Units and the Option for its own account; it understands that the 900,000 Common Units to be issued to it upon receipt of Unitholder Approval and upon exercise of the Option will, upon issuance thereof by EOTT, be subject to the terms, conditions and restrictions of the Partnership Agreement and may not be sold or transferred in violation of applicable federal or state securities laws; and

                  (f) no Person other than other parties to this Agreement has solicited Koch to accept the exchange of the Koch Interest for other securities of EOTT as provided in this Agreement.



                                  ARTICLE III.
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                             OF THE PARTIES TO CLOSE

         3.1 Conditions to Obligations of Each Party. The obligations of each of EOTT, the General Partner, Enron and Koch to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date are subject to the satisfaction of the following conditions:

                  (a) Unitholder Approval shall have been obtained;

                  (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated hereby;


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                  (c) the representations and warranties of each other party to this Agreement contained in this Agreement made at the time of the execution of this Agreement shall not, as of the Closing Date, be untrue or incorrect in any material respect (provided that the issuance by EOTT of additional indebtedness to refinance existing indebtedness or the sale of Common Units in compliance with Section 4.1 shall not be deemed to be such a breach);

                  (d) on or prior to the Closing Date, each other party to this Agreement shall have performed in all material respects the covenants and agreements of each such other party required to be performed on or prior to the Closing Date; and

                  (e) each party shall have received from each other party a certificate, dated the Closing Date and validly executed on behalf of such other party, to the effect that the conditions in paragraphs (c) and (d) with respect to such other party have been satisfied.

Any party may waive the failure of EOTT, the General Partner and/or Enron to satisfy the conditions in paragraphs (c), (d) or (e) above as such paragraphs apply to EOTT, the General Partner and/or Enron; provided, however, that such conditions shall be deemed satisfied with respect to EOTT, the General Partner and/or Enron if Koch waives such failure. Any party other than Koch may waive the failure of Koch to satisfy the conditions in paragraphs (c), (d) or (e) above as such paragraphs apply to Koch (provided that neither Enron, EOTT or the General Partner will waive any such failure without the written consent of the other), and a waiver by any of such parties shall be deemed a satisfaction of such conditions.



                                   ARTICLE IV.
                               REGISTRATION RIGHTS

         4.1 Purchase of Common Units Issued on Conversion of Koch Interest in the Event of a Sale by EOTT Prior to the Unitholder Vote or Effectiveness of Resale Registration Statement. EOTT agrees that, if it proposes to sell Common Units for cash prior to the date of the Special Meeting or prior to the date the registration statement referred to in Section 4.2 is effective, it will notify Koch of its proposed sale at least three business days, but not more than 10 days, prior to the date of the proposed sale. If Koch desires to sell to EOTT all or a portion of the Common Units to be issued to Koch on conversion of the Koch Interest pursuant to the Amendment other than Common Units issuable upon exercise of the Option (the "Amendment Common Units") with a portion of the proceeds from such sale, then Koch shall make a written request to EOTT, within two business days after receipt of EOTT's notice, specifying the number of Amendment Common Units it desires to sell to EOTT and the minimum price per Amendment Common Unit for which it would be willing to sell such Amendment Common Units (the "Minimum Price"). In the event that the sale price per Common Unit (after deducting underwriting discounts and commissions per Common Unit) is equal to or greater than the Minimum Price, EOTT will purchase the Amendment Common Units specified in


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Koch's notice for cash in immediately available funds at a purchase price per
Common Unit equal to the sale price per Common Unit, less underwriting discounts and commissions per Common Unit, received by EOTT with respect to its sale of Common Units. Such purchase by EOTT from Koch will occur on the later of the date of closing of the sale of Common Units by EOTT and the Closing Date. Nothing herein shall require EOTT to proceed with its sale of Common Units if it determines that it is in its best interest not to do so.

         4.2 Registration Statement Relating to the Koch Interest. EOTT agrees to prepare and file with the Commission (as promptly as practical following the execution of this Agreement), and use reasonable efforts to cause to become effective prior to the date of the Special Meeting, a shelf registration statement under the Securities Act registering the offering and sale of the Koch Interest (including any securities into which the Koch Interest may be converted upon receipt of Unitholder Approval and Common Units issuable upon exercise of the Option) by Koch or any Affiliate of Koch (a "Holder"). The plan of distribution in such registration statement shall cover offerings and sales (a) in one or more transactions on the NYSE, (b) in underwritten public offerings,
(c) in block trades (which may involve crosses) in which the broker or dealer will attempt to sell the common units as agent but may position and resell a portion of the block as principal to facilitate the transaction, (d) in purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to the prospectus, (e) in other secondary distributions in accordance with the rules of the New York Stock Exchange, (f) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (g) in privately negotiated transactions and (h) in any combination of the foregoing, and such transactions may take place at prevailing market prices, at negotiated prices or at fixed prices. In connection with any registration pursuant to this Section 4.2, EOTT shall promptly prepare and file such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request and shall do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Common Units in such states in accordance with the plan of distribution in such registration statement; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, EOTT would be required to register as a broker or dealer or would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction. Following the effectiveness of such registration statement, EOTT shall use reasonable efforts to cause such registration statement to remain effective and to file such amendments and supplements to such registration statement and any prospectus included therein as may be necessary to permit such sales from time to time; provided that EOTT's obligations under this Section 4.2 shall cease on the second anniversary of the Closing Date.

         4.3 Piggy Back Rights.

                  (a) If EOTT shall propose to effect an underwritten public offering of Common Units for cash pursuant to an underwriting agreement that will be executed and delivered on or following the effective date of the registration statement referred to in


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Section 4.2 and on or after the date of the Special Meeting, EOTT shall deliver written notice (the "EOTT Notice") of such fact to the Holder at least ten (10) days prior to the date it desires to enter into an underwriting agreement in respect of such offering, specifying the number of Common Units that EOTT reasonably expects to offer and sell in such offering. Upon receipt of the EOTT Notice, the Holder shall have a period of five (5) days thereafter to notify EOTT that it desires to include in such offering the Amendment Common Units or Common Units acquired upon exercise of the Option (the "Option Common Units"), or both, or such portion thereof as shall be specified in the Holder's notice (the "Holder's Notice"). Upon receipt of any such request from the Holder, EOTT shall include such Common Units in its offering; provided, however, that EOTT shall not be obligated to include that portion of the Common Units held by the Holder in such offering if and to the extent that the managing underwriters of such offering advise EOTT and the Holder in writing that in its good faith opinion the inclusion of that portion of the Holder's Common Units would adversely and materially affect the success of the offering.

                  (b) Notwithstanding the last sentence of subsection (a) above, if EOTT proposes to effect an underwritten public offering of Common Units that would be completed on or prior to the Koch Lock-up Expiration Date as to which one or more Holders has notified EOTT that it desires to include Common Units in the manner specified above and the managing underwriters of such offering advise EOTT and the Holder (or Holders) in writing that, in their good faith opinion the inclusion of all or some of the Common Units of the Holder (or Holders) requested to be included in such offering pursuant to the Holder's Notices would adversely and materially affect the success of the offering, then the number of Common Units to be offered by EOTT, and the Holder or Holders in the aggregate shall be reduced to a number that, based on the good faith opinion of the managing underwriters of such offering given to EOTT and the Holder (or Holders) in writing, would not adversely and materially affect the success of the offering (the "Initial Offering Maximum Number of Units"), and the Initial Offering Maximum Number of Common Units shall be allocated among EOTT and the Holder (or Holders) in the following order of priority: (i) first, EOTT shall be entitled to sell up to 2,650,000 Common Units to the extent such quantity of Common Units does not exceed the Initial Offering Maximum Number of Units, (ii) second, the Holder (along with any other Holders) shall collectively be entitled to sell up to 350,000 Common Units to the extent such quantity, when added to the quantity of Common Units to be sold pursuant to the allocation specified in clause (i) above, does not exceed the Initial Offering Maximum Number of Units and (iii) third, EOTT, on one hand, and the Holder or Holders, on the other hand, shall be entitled to sell Common Units up to the difference between the Initial Offering Maximum Number of Units and the number of Common Units to be sold pursuant to the allocations specified in clauses (i) and (ii) above pro rata based upon, with respect to EOTT, on one hand, the total number of Common Units it initially proposed that it offer and sell in such offering as specified in the EOTT Notice less the total number of Common Units to be sold pursuant to the allocation in clause (i) above and, with respect to the Holder or Holders, on the other hand, the total number of Common Units it or they initially proposed to offer and sell in such offering as specified in their Holders' Notices less the number of Common Units to be sold by it or them pursuant to the allocation in clause (ii) above.

                  (c) Notwithstanding the last sentence of subsection (a) above, in the event that (i) EOTT shall propose to effect an underwritten public offering of Common Units for cash pursuant to an underwriting agreement that will be executed and delivered after the completion of the first public offering subject to this Section 4.3 but on or prior to the Koch Lock-up Expiration Date (the "Subsequent Offering"), (ii) the Holder or Holders who proposed to sell Common Units in such first offering (the "Initial Offering") did not sell all of the Common Units it or they proposed to sell in the Initial Offering as specified in their Holders' Notices relating to the Initial Offering, (iii) such Holder or Holders shall specify in their Holders' Notice with respect to the Subsequent Offering that it or they desire to include Common Units in such Subsequent Offering and (iv) the managing underwriters of the Subsequent Offering provide written advice to EOTT and the Holder (or Holders) that have given a Holder's Notice with respect to the Subsequent Offering in writing that, in the good faith opinion of the managing underwriters the inclusion of all or some of the Common Units of such Holder (or Holders) would adversely and materially affect the success of the offering, then the number of Common Units to be offered by EOTT and the Holder (or Holders) shall be reduced to a number that, based on the good faith opinion of the managing underwriters of such offering given to EOTT and such Holder (or Holders) in writing, would not adversely and materially affect the success of the offering (the "Subsequent Offering Maximum Number of Units"), and the Subsequent Offering Maximum Number of Units shall be allocated among EOTT and the Holder (or Holders) in the following order of priority: (i) first, EOTT shall be entitled to sell up to 2,650,000 Common Units less the number of Common Units it sold pursuant to clause (i) of subsection (b) above, (ii) second, the Holder or Holders shall collectively be entitled to sell up to 350,000 Common Units less the number of Common Units it or they sold pursuant to clause (ii) of subsection (b) above and
(iii) third, the number of Common Units equal to the difference between the Subsequent Offering Maximum Number of Units and the number of Common Units to be sold pursuant to clauses (i) and (ii) of this sentence shall be allocated on a pro rata basis based upon, with respect to EOTT, on the one hand, the total number of Common Units it initially proposed to sell in the Subsequent Offering as specified in the EOTT Notice relating to such offering less the total number of Common Units to be sold by it pursuant to the allocation specified in clause
(i) of this sentence and, with respect to the Holder or Holders, on the other hand, the total number of Common Units it or they initially proposed to sell in the Subsequent Offering as specified in their Holders' Notices relating to such offering less the total number of Common Units to be sold by it or them pursuant to the allocation specified in clause (ii) of this sentence.

                  (d) In connection with any offering and sale subject to this
Section 4.3 that occurs on or prior to the Koch Lock-up Expiration Date, in the event less than all of the Common Units that the Holder desires to be included in such offering are not included as a result of the advice of the managing underwriter as provided in the preceding sentence, there may be no Common Units sold by other holders of Common Units in such offering. If any Common Units that the Holder desires to be included in any offering are excluded, the Holder shall be entitled to have the excluded shares subject to the Underwriters' over-allotment option, subject to the customary limits on the size of the over-allotment option, with such shares to have the first priority with respect to purchase by the underwriters. In connection with any offering subject to this
Section 4.3
that occurs after the Koch Lock-up Expiration Date, any reduction in Common Units sold by selling holders of Common Units shall be pro rata based on the number of Common Units that each desired to be included in the offering.

                  (e) All of the costs and expenses incurred by EOTT in connection with any such offering (other than the underwriting discounts and commissions applicable to the Holder's Common Units sold) shall be paid by EOTT, without reimbursement by the Holder. Nothing herein shall require EOTT to proceed with such offering if it determines that it is in its best interest not to do so. Each Holder who, at the time of the pricing of an offering, elects to sell Common Units in such offering pursuant to this Section 4.3 shall enter into an underwriting agreement with the managing underwriters for such offering, in usual and customary form reasonably acceptable to the Holders, provided that (i) the Holders' aggregate indemnification and contribution liability thereunder shall not exceed their net proceeds therefrom and (ii) any lock-up agreement pursuant to such underwriting agreement shall be subject to the time limitations set forth in Section 4.4. EOTT's obligations under this Section 4.3 shall cease on the second anniversary of the Closing Date.

         4.4 Lockup Agreement. Koch agrees that it will not, and that any Holder owning all or any portion of the Subordinated Units now owned by Koch, the Amendment Common Units or any Option Common Units will not, sell or otherwise transfer or dispose of (other than to donees or Affiliates who agree to be similarly bound) any such Units held by it until the earlier of (a) 120 days following the Closing Date and (b) 90 days (or such earlier date as may be allowed by the managing underwriter or underwriters of such offering) following the execution and delivery of an underwriting agreement for the first underwritten public offering of Common Units by EOTT following the date of this Agreement (the earlier date provided for in clauses (a) and (b) is referred to herein as the "Koch Lock-up Expiration Date") provided that such restriction shall not apply to (i) Common Units being sold to EOTT pursuant to Section 4.1 or being sold in an offering made pursuant to Section 4.3 or (ii) Common Units purchased by a Holder in any such offering or on the open market after completion of such offering. With respect to any underwritten public offering made pursuant to Section 4.1 or Section 4.3, each Holder will enter into a lock-up agreement with the underwriters in customary form as specified by the managing underwriter or underwriters of such offering; provided, however, that
(i) with respect to any public offering for which the underwriting agreement is executed and delivered on or before January 31, 2002, the lock-up period will not extend beyond the Koch Lock-up Expiration Date and (ii) such obligation shall not apply to any such offering for which an underwriting agreement is entered into after January 31, 2002 unless a Holder sells Common Units in such offering, in which case all Holders shall enter into a lockup agreement as specified above not to exceed the shorter of (x) the lock-up period to which EOTT will be obligated under such underwriting agreement and (y) 90 days from the date of the execution and delivery of the underwriting agreement relating thereto. Enron and the General Partner agree that neither of them nor any of their Affiliates will sell or otherwise transfer or dispose of (other than to donees or Affiliates who agree to be similarly bound) any Units held by any of them until the earlier of (X) 180 days following the Closing Date and (Y) the date on which the Option has been fully exercised and neither Koch nor any Holder own any

Amendment Common Units or Option Common Units. In addition, Enron and the General Partner agree to enter into, and to cause any such Affiliate owning Common Units to enter into, a lockup agreement with the underwriters in customary form as specified by the managing underwriter or underwriters of any offering of Common Units following the date of this Agreement covering a period not in excess of the shortest of (i) the lock-up period to which EOTT will be obligated under the underwriting agreement relating to such offering, (ii) 90 days, and (iii) the shortest lock-up period specified with respect to any Holder participating in such offering.

         4.5 Costs and Expenses of Registration and Offerings. Except as otherwise provided herein, all of the costs and expenses incurred by EOTT in connection with any registration statement and any offering pursuant to such registration statement shall be paid by EOTT, without reimbursement by the Holder. In connection with any underwritten public offering pursuant to the registration statement referred to in Section 4.2, EOTT agrees to enter into an underwriting agreement containing customary terms and conditions, but only if the managing underwriters in such offering are satisfactory to EOTT. Notwithstanding the foregoing, EOTT shall not be required to bear the costs and expenses of more than two underwritten public offerings (exclusive of offerings referred to in Section 4.3) on behalf of Persons holding registration rights pursuant to this Agreement. In the event a Holder requests that EOTT enter into any underwriting agreement for any additional underwritten public offering, the Holder shall bear the costs and expenses of, and shall reimburse EOTT for its out of pocket costs and expenses in connection with the plan of distribution, including the negotiation and execution of the underwriting agreement for any such offering, the furnishing of opinions of counsel and accountants' comfort letters, the costs of preparation, printing, distribution and filing of any preliminary prospectus supplement or prospectus supplement that may be required to be filed with the Commission and other expenses in connection with the underwriting of such offering.

         4.6 Indemnification. In connection with any underwritten offering referred to in this Article IV, EOTT shall provide indemnification, representations, covenants, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters and customary for underwritten public offerings. Further, in addition EOTT shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person or entity who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements), imposed upon or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 4.6 as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Common Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period EOTT is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that EOTT shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to EOTT by or on behalf of such Indemnified Person specifically for use therein.

         4.7 Information. Any request to include a Holder's Common Units in any underwritten offering pursuant to Section 4.3 shall (i) specify the Common Units intended to be offered and sold by the Holder in such offering, (ii) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required in order to permit EOTT to comply with all applicable requirements in connection with the offering of such Common Units and
(iii) contain an agreement by the Holder to reimburse EOTT for its out of pocket costs and expenses in connection with the plan of distribution if required by this Article IV. In connection with any registered public offering of Common Units held by the Holder contemplated by this Article IV, EOTT agrees to furnish the Holder with as many copies of the applicable prospectus as the Holder may reasonably request (provided the Holder reimburses EOTT for the cost thereof if required by this Article IV).



                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Further Assurances. From time to time after the date hereof, and without any further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

         5.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Exhibits of this Agreement, respectively, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word

"including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto.

         5.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

         5.4 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies (other than the rights conferred upon Holders in Article IV) and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement (other than Holders with respect to Article IV).

         5.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

         5.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

         5.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

         5.8 Amendment, Modification or Waiver. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto. Except as provided in Section 3.1, no waiver of any provision of this Agreement shall be effective unless signed in writing by all parties to this Agreement, provided that Koch may, at any time prior to Unitholder Approval, waive its right to receive the Option by giving written notice to the other parties hereto, in which case Enron shall have no obligation to grant the Backup Option to EOTT.

         5.9 Integration. This Agreement supersedes all previous understandings or agreements among the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement that contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

         5.10 Termination. This Agreement may be terminated at the option of any party (in which case it will be of no further force and effect) if the Closing has not occurred prior to December 31, 2001 through no fault of the terminating party. Enron shall have the right to elect to terminate this Agreement, which right may be exercised at any time prior to the receipt of Unitholder Approval by notifying the other parties hereto. Enron represents that it has no present intention of exercising such right.

         5.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.



                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                            ENRON CORP.


                            By:   /s/  Mitchell S. Taylor
                               -----------------------------------------------
                               Name:   Mitchell S. Taylor
                                    ------------------------------------------
                               Title:  Managing Director,
                                     -----------------------------------------
                                       Corporate Development
                                     -----------------------------------------


                            EOTT ENERGY CORP.


                            By:   /s/ Stanley C. Horton
                               -----------------------------------------------
                               Name:  Stanley C. Horton
                                    ------------------------------------------
                               Title: Chairman and CEO
                                     -----------------------------------------


                            EOTT ENERGY PARTNERS, L.P.

                            By: EOTT Energy Corp., as general partner


                            By:   /s/  Dana R. Gibbs
                               -----------------------------------------------
                               Name:   Dana R. Gibbs
                                    ------------------------------------------
                               Title:  President and COO
                                     -----------------------------------------


                            KOCH PETROLEUM GROUP, L.P.

                            By:      KPG/GP, LLC


                            By:   /s/ Anthony J. Sementelli
                               -----------------------------------------------
                               Name:  Anthony J. Sementelli
                                     -----------------------------------------
                               Title: Vice President & Chief Financial Officer
                                     -----------------------------------------

                                    EXHIBIT A

                               AMENDMENT NO. 8 TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                           EOTT ENERGY PARTNERS, L.P.


         THIS AMENDMENT NO. 8 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EOTT ENERGY PARTNERS, L.P. (this "Amendment"), dated as of _______________, 2001, is entered into by EOTT Energy Corp., a Delaware corporation, as the General Partner, pursuant to authority granted to it in
Section 15.1(d) of the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P., dated as of March 25, 1994 (as amended, the "Partnership Agreement").

         WHEREAS, the General Partner has proposed this Amendment, and the holders of at least two-thirds of the Outstanding Common Units and the holders of at least two-thirds of the Outstanding Subordinated Units have approved this Amendment by a vote at a special meeting of holders of Units held on the date hereof;

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

         1. AMENDMENT RELATING TO CONVERSION OF SUBORDINATED UNITS. Section 5.7(c) of the Partnership Agreement is hereby amended to read as follows:

         "(c) At the end of the Subordination Period, the Outstanding Subordinated Units shall be converted as follows:

                  (i) the 2,000,000 Subordinated Units held by Koch Petroleum Group, L.P. (or its successors and assigns) shall be converted into 900,000 Common Units and an option (the "Option") to purchase 1,100,000 Common Units, such Option to be evidenced by, and having terms and conditions of exercise as shall be set forth in, an Option Agreement in the form of Annex I to this Amendment, which Option Agreement shall be executed by the General Partner on behalf of the Partnership immediately upon execution of this Amendment; and

                  (ii) the 7,000,000 Subordinated Units held by the General Partner (or its successors and assigns) shall be converted into 3,150,000 Common Units.

    In connection with such conversion, the General Partner shall take whatever reasonable steps are required to provide economic uniformity to the Common Units, including the application of Sections 4.4(c) and 5.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Limited Partners holding Common Units or the Record Holders of any class of Units."

         2. AMENDMENT RELATING TO CONVERSION OF APIS. Section 5.8 of the Partnership Agreement is hereby amended by adding the following at the end thereof: "At the end of the Subordination Period, the $9,318,213 APIs outstanding as of September 1, 2001 shall be converted into 219,815 Common Units. In connection with such conversion, the General Partner shall take whatever reasonable steps are required to provide economic uniformity to the Common Units, including the application of Sections 4.4(c) and 5.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Limited Partners holding Common Units or the Record Holders of any class of Units."

         3. AMENDMENT RELATING TO SUBORDINATION PERIOD DEFINITION. The definition of Subordination Period in Article II of the Partnership Agreement is hereby amended to read as follows:

         "SUBORDINATION PERIOD" means the period commencing on the Closing Date and ending on __________, 2001, the date of execution of Amendment No. 8 to this Agreement.

         4. MISCELLANEOUS. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

                            [signature page follows]

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                      GENERAL PARTNER:

                           EOTT ENERGY CORP.

                                 By:
                                    -------------------------------------
                                    Dana R. Gibbs
                                    President and Chief Operating Officer

                      LIMITED PARTNERS:

                           All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                           By:  EOTT Energy Corp.,
                                General Partner, as attorney-in-fact for all
                                Limited Partners pursuant to the Powers of
                                Attorney granted pursuant to Section 1.4.

                             By:
                                -----------------------------------------
                                Dana R. Gibbs
                                President and Chief  Operating Officer

                                     ANNEX I

                                OPTION AGREEMENT

         This Option Agreement (this "Agreement") is made and entered into as of __________, 2001 (the Effective Date"), by and between EOTT Energy Partners, L.P., a Delaware limited partnership ("EOTT") and Koch Petroleum Group, L.P., a Delaware limited partnership ("Koch"). Any capitalized term used in this Agreement and not defined will have the meaning assigned to it in the Amended and Restated Agreement of Limited Partnership (as amended to date, the "Partnership Agreement") of EOTT.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which EOTT acknowledges and confesses:

         1. The Option. This instrument evidences an option (the "Option") granted to Koch to purchase 1,100,000 Common Units (the "Option Common Units") from EOTT. The Option is issued pursuant to Amendment No. 8 to the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P.

         2. Option Exercise Price. The Option shall be exercisable, in whole or in part in increments of 100,000 shares, at any time and from time to time during the Option Term (as defined herein) by means of payment by Koch or its successor holder of the Option (the "Option Holder") of $21.10 in cash for each Common Unit issued upon exercise of the Option (the "Exercise Price"), payable to an account designated by EOTT by wire transfer in immediately available funds; provided that the failure or refusal of EOTT to designate an account shall not preclude Koch from exercising the Option, in whole or in part.

         3. Option Term. The right to exercise the Option shall commence on the date hereof, and such right to exercise shall continue until 11:59 p.m. on the first anniversary of the date hereof. The period during which the Option is exercisable is referred to herein as the "Option Term."

         4. Option Exercise. The Option may be exercised, in whole or in part in increments of 100,000 shares, at any time by giving written notice to EOTT during the Option Term, which notice shall:

         (a) specify that the Option Holder has exercised the Option;

         (b) specify the number of Common Units with respect to which the Option has been exercised (the "Option Shares");

         (c) set forth the binding agreement of the Option Holder to pay, on the third business day following the date of the notice (the "Option Closing Date"), the Exercise Price with respect to each Common Unit for which the Option has been exercised; and

         (d) at the closing of a purchase and sale pursuant to the Option to be held on the Option Closing Date (an "Option Closing"), EOTT shall deliver to Koch a certificate or certificates representing the Option Shares to be purchased at the Option Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

         5. Adjustments.


         (a) In the event EOTT (i) pays a dividend to holders of Common Units in Common Units or makes a distribution to holders of Common Units in Common Units;
(ii) subdivides its outstanding Common Units into a larger number of Common Units; (iii) combines its outstanding Common Units into a smaller number of Common Units; or (iv) issues by reclassification of its Common Units other securities of EOTT, the number and class of securities purchasable upon exercise of the Option immediately prior thereto shall be adjusted so that the Option Holder shall be entitled to receive the number and class of securities of EOTT which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto (whichever is earlier) regardless of whether such Option is exercisable at the time of the happening of such event, at the time of any record date with respect thereto or at some subsequent time.

         (b) In the event that EOTT enters into an agreement (i) to consolidate with or merge into any corporation, partnership, limited liability company or other business entity (each, a "Person"), and EOTT shall not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any Person to merge into or consolidate with EOTT and EOTT shall be the continuing or surviving entity, but in connection with such merger or consolidation, the Common Units outstanding immediately prior to the consummation of such merger or consolidation shall be changed into or exchanged for stock or other securities of EOTT or any other Person or cash or any other property, or the Common Units outstanding immediately prior to the consummation of such merger or consolidation shall, after such merger or consolidation, represent less than 50% of the outstanding voting securities of the merged or consolidated entity, or
(iii) to sell or otherwise transfer all or substantially all of its assets to any Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities, cash or property that Koch would have received in respect of Common Units if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefore, as applicable, regardless of whether the Option is exercisable at the time of the happening of such event, or at the time of the record date thereof or at some subsequent time.

         (c) Whenever the number of Common Units purchasable upon the exercise of the Option is adjusted, as provided in Sections 5(a) or 5(b) above, the Exercise Price payable shall be adjusted by multiplying such Exercise Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Common Units purchasable upon the exercise of the Option immediately prior to adjustment, and of which the denominator shall be the number of Common Units purchasable immediately after the adjustment.

         6. Notice of Adjustment. When the number or class of securities purchasable upon the exercise of the Option or the Exercise Price is adjusted, as herein provided, EOTT shall promptly mail by first class, postage prepaid, to the Option Holder notice of such adjustment or adjustments setting forth the number or class of securities purchasable upon the exercise of the Option and the Exercise Price of such Option after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         7. Privilege of Common Unit Ownership. The Option Holder shall not have any of the rights of a Common Unit holder, including, without limitation, the right to vote or to receive dividends or to consent or to receive notice as a Common Unit holder in respect of any meeting of the Common Unit holders on any matter until it shall have exercised the Option for such Option Common Units and paid the Exercise Price. The Option Holder's right to vote the Option Common Units received upon exercise of the Option shall be subject to such limitations, if any, as may be imposed by Delaware law and the Partnership Agreement.

         8. Covenants of EOTT. EOTT covenants (a) to maintain, free from preemptive rights, sufficient authorized but unissued Common Units so that the Option may be fully exercised without additional authorization of Common Units after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase Common Units; (b) not to seek to avoid the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by EOTT and not to take any action which would cause any of its representations or warranties not to be true; and (c) not to engage in any action or omit to take any action which would have the effect of preventing or disabling EOTT from delivering the Option Shares to Koch upon exercise of the Option or otherwise performing its obligations under this Agreement.

         9. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of the successors and assigns of Koch and shall be binding upon the successors and assigns of EOTT.

         10. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called "Notice") shall be in writing and delivered personally and mailed, postage prepaid, or by telegram or telecopier

         If to EOTT:

              EOTT Energy Corp.
              2000 West Sam Houston Parkway South
              Suite 400
              Houston, Texas  77042
              Attention:  Vice President and General Counsel
              Telecopier No.:  713/402-2806

         If to the Option Holder:

              Koch Petroleum Group, L.P.
              4111 East 37th Street North
              Wichita, Kansas 67220
              Attention:  President

              With a courtesy copy to the same address, Attn: Legal Department Telecopier No.: 316/828-6097

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. EOTT or the Option Holder may change the address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

         12. Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience and shall have no substantive effect.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned has executed this Option Agreement as of the Effective Date.


                            EOTT ENERGY PARTNERS, L.P.

                            By:     EOTT Energy Corp., as general partner


                            By:
                               ---------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------


                            KOCH PETROLEUM GROUP, L.P.

                            By:                        , its general partner
                               ------------------------

                            By:
                               ---------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                                    EXHIBIT B
                                OPTION AGREEMENT

         This Option Agreement (this "Agreement") is made and entered into as of __________, 2001 (the Effective Date"), by and between Enron Corp., an Oregon corporation ("Enron") and EOTT Energy Partners, L.P., a Delaware limited partnership ("EOTT"). Any capitalized term used in this Agreement and not defined will have the meaning assigned to it in the Amended and Restated Agreement of Limited Partnership (as amended to date, the "Partnership Agreement") of EOTT.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which Enron acknowledges and confesses:

         1. The Option. This instrument evidences an option (the "Option") granted to EOTT to purchase 1,100,000 Common Units (the "Option Common Units"). The Option is issued pursuant to the Recapitalization Agreement dated September 6, 2001 among Enron, EOTT, EOTT Energy Corp. and Koch Petroleum Group, L.P.

         2. Option Exercise Price. The Option shall be exercisable, in whole or in part in increments of 100,000 shares, at any time and from time to time during the Option Term (as defined herein) by means of payment by EOTT or its successor holder of the Option (the "Option Holder") of $21.10 in cash for each Common Unit issued upon exercise of the Option (the "Exercise Price"), payable to an account designated by Enron by wire transfer in immediately available funds; provided that the failure or refusal of Enron to designate an account shall not preclude EOTT from exercising the Option, in whole or in part.

         3. Option Term. The right to exercise the Option shall commence on the date hereof, and such right to exercise shall continue until 11:59 p.m. on the first anniversary of the date hereof. The period during which the Option is exercisable is referred to herein as the "Option Term."

         4. Option Exercise. The Option may be exercised, in whole or in part in increments of 100,000 shares, at any time by giving written notice to Enron during the Option Term, which notice shall:

         (a) specify that the Option Holder has exercised the Option;

         (b) specify the number of Common Units with respect to which the Option has been exercised (the "Option Shares");

         (c) set forth the binding agreement of the Option Holder to pay, on the third business day following the date of the notice (the "Option Closing Date"), the Exercise Price with respect to each Common Unit for which the Option has been exercised; and

         (d) at the closing of a purchase and sale pursuant to the Option to be held on the Option Closing Date (an "Option Closing"), Enron shall deliver to EOTT a certificate or certificates representing the Option Shares to be purchased at the Option Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

         5. Adjustments.

         (a) In the event EOTT (i) pays a dividend to holders of Common Units in Common Units or makes a distribution to holders of Common Units in Common Units;
(ii) subdivides its outstanding Common Units into a larger number of Common Units; (iii) combines its outstanding Common Units into a smaller number of Common Units; or (iv) issues by reclassification of its Common Units other securities of EOTT, the number and class of securities purchasable upon exercise of the Option immediately prior thereto shall be adjusted so that the Option Holder shall be entitled to receive the number and class of securities of EOTT which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto (whichever is earlier) regardless of whether such Option is exercisable at the time of the happening of such event, at the time of any record date with respect thereto or at some subsequent time.

         (b) In the event that EOTT enters into an agreement (i) to consolidate with or merge into any corporation, partnership, limited liability company or other business entity (each a "Person"), and EOTT shall not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any Person to merge into or consolidate with EOTT and EOTT shall be the continuing or surviving entity, but in connection with such merger or consolidation, the Common Units outstanding immediately prior to the consummation of such merger or consolidation shall be changed into or exchanged for stock or other securities of EOTT or any other Person or cash or any other property, or the Common Units outstanding immediately prior to the consummation of such merger or consolidation shall, after such merger or consolidation, represent less than 50% of the outstanding voting securities of the merged or consolidated entity, or
(iii) to sell or otherwise transfer all or substantially all of its assets to any Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities, cash or property that EOTT would have received in respect of Common Units if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefore, as applicable, regardless of whether the Option is exercisable at the time of the happening of such event, or at the time of the record date thereof or at some subsequent time.

         (c) Whenever the number of Common Units purchasable upon the exercise of the Option is adjusted, as provided in Sections 5(a) or 5(b) above, the Exercise Price payable shall be adjusted by multiplying such Exercise Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Common Units purchasable upon the exercise of the Option immediately prior to adjustment, and of which the denominator shall be the number of Common Units purchasable immediately after the adjustment.

         6. Notice of Adjustment. When the number or class of securities purchasable upon the exercise of the Option or the Exercise Price is adjusted, as herein provided, EOTT shall promptly mail by first class, postage prepaid, to Enron and to the Option Holder (if other than EOTT) notice of such adjustment or adjustments setting forth the number or class of securities purchasable upon the exercise of the Option and the Exercise Price of such Option after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         7. Privilege of Common Unit Ownership. The Option Holder shall not have any of the rights of a Common Unit holder, including, without limitation, the right to vote or to receive dividends or to consent or to receive notice as a Common Unit holder in respect of any meeting of the Common Unit holders on any matter until it shall have exercised the Option for such Option Common Units and paid the Exercise Price. The Option Holder's right to vote the Option Common Units received upon exercise of the Option shall be subject to such limitations, if any, as may be imposed by Delaware law and the Partnership Agreement.

         8. Covenants of Enron. Enron covenants (a) not to seek to avoid the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Enron and not to take any action which would cause any of its representations or warranties not to be true; and (b) not to engage in any action or omit to take any action which would have the effect of preventing or disabling Enron from delivering the Option Shares to EOTT upon exercise of the Option or otherwise performing its obligations under this Agreement.

         9. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of the successors and assigns of EOTT and shall be binding upon the successors and assigns of Enron.

         10. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called "Notice") shall be in writing and delivered personally and mailed, postage prepaid, or by telegram or telecopier

         If to the Option Holder:

                EOTT Energy Corp.
                2000 West Sam Houston Parkway South
                Suite 400
                Houston, Texas  77042
                Attention:  Vice President and General Counsel
                Telecopier No.:  713/402-2806

         If to Enron:

                Enron Corp.
                1400 Smith Street
                Houston, Texas 77002
                Attention:  General Counsel
                With a copy to: Executive Vice President, Corporate Development

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Enron or the Option Holder may change the address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

         12. Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience and shall have no substantive effect.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned has executed this Option Agreement as of the Effective Date.


                                   ENRON CORP.


                                   By:
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                   EOTT ENERGY PARTNERS, L.P.

                                   By: EOTT Energy Corp., as general partner

                                   By:
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------